UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

Northern Tier Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-178458	27-3005162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut		06877
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2012, Northern Tier Energy LLC, a Delaware limited liability company (the “Company”), and certain of its subsidiaries entered into an amendment and restatement (the “Amendment”) of its existing Credit Agreement (the “Existing Credit Agreement,” and as so amended, the “Amended Credit Agreement”) with the financial institutions party thereto. J.P. Morgan Chase Bank, N.A. will act as administrative agent and collateral agent under the Amended Credit Agreement.

The Amendment, among other things, (i) changes the amount by which the aggregate principal amount of the revolving credit facility can be increased from $100 million to $150 million for a maximum aggregate principal amount of $450 million subject to borrowing base availability and lender approval, (ii) reduces the rates at which borrowings under the Existing Credit Agreement bear interest (as described below), (iii) removes the requirement that the Company satisfy a pro forma minimum fixed charge coverage test under the Existing Credit Agreement in connection with consummating certain transactions and (iv) extends the maturity of the Existing Credit Agreement to July 17, 2017.

The Amendment provides that borrowings will bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternative base rate, plus an applicable margin (ranging between 1.00% to 1.50%) or (b) a LIBOR rate plus an applicable margin (ranging between 2.00% and 2.50%). The alternative base rate is the greatest of (a) the prime rate, (b) the Federal Funds Effective rate plus 0.50%, or (c) one-month LIBOR rate plus 1.00%. In addition, the Amendment provides that the Company is required to pay an annual commitment fee in respect of unused commitments of (a) 0.375% per annum during any applicable period in which the average revolving loan utilization is 50% or more or (b) 0.50% per annum during any applicable period in which the average revolving loan utilization is less than 50%.

The Amendment also revises the springing financial covenant to provide that, if the amount available under the revolving credit facility is less than the greater of (i) 12.5% (changed from 15% in the Existing Credit Agreement) of the lesser of (x) the $300 million commitment amount and (y) the then-applicable borrowing base and (ii) $22.5 million, the Company must comply with a minimum Fixed Charge Coverage Ratio (as defined in the Amended Credit Agreement) of at least 1.0 to 1.0.

Affiliates of certain of the lenders are underwriters in the initial public offering of common units representing limited partner interests in Northern Tier Energy LP, an affiliate of the Company.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Amendment, which includes the Amended Credit Agreement as an exhibit thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Credit Agreement, dated as of July 17, 2012, by and among the financial institutions party thereto, as the lenders, J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Macquarie Capital (USA) Inc. and SunTrust Bank, as co-documentation agents, and Northern Tier Energy LLC and certain subsidiaries of Northern Tier Energy LLC party thereto (Incorporated by reference to Exhibit 10.13 of Amendment No. 6 to Northern Tier Energy LP’s Registration Statement on Form S-1 filed on July 18, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LLC

Date: July 18, 2012	By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment, dated as of July 17, 2012, by and among the financial institutions party thereto, as the lenders, J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Macquarie Capital (USA) Inc. and SunTrust Bank, as co-documentation agents, and Northern Tier Energy LLC and certain subsidiaries of Northern Tier Energy LLC party thereto (Incorporated by reference to Exhibit 10.13 of Amendment No. 6 to Northern Tier Energy LP’s Registration Statement on Form S-1 filed on July 18, 2012).